Exhibit 4.3

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of January 25, 2013, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company ( “EFIH”), EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of November 16, 2009 (the “Indenture”), providing for the issuance of the Issuer’s 9.75% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that, (i) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class, the Issuer and the Trustee may amend or supplement the Indenture and the Notes, and (ii) with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding voting as a single class, the Issuer and the Trustee may amend or supplement the Security Documents relating to the Notes and the provisions of the Indenture to modify such documents to release all or substantially all of the Collateral securing the Notes;

WHEREAS, the Issuer has solicited consents upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated December 21, 2012 (the “Offering Memorandum”) and in the related Consent and Letter of Transmittal from each Holder of the Notes to the amendments to the Indenture set forth below in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article Eleven of this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, the Issuer has received the consents from Holders of approximately 98.57% in aggregate principal amount of the outstanding Notes to the Proposed Amendments;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution of this Supplemental Indenture is authorized or permitted under the Indenture and that all conditions precedent and covenants provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been satisfied and complied with;

WHEREAS, the Board of Directors of the Issuer has authorized the execution of this Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Issuer and to make this Supplemental Indenture valid and binding on the Issuer have been complied with or have been done or performed; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

SECTION 2.01. AMENDMENT TO THE TABLE OF CONTENTS. The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21, 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12 and 10.13 and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE 1. Section 1.01 of the Indenture is amended by deleting the definition of “Unrestricted Subsidiary” in its entirety and inserting in lieu thereof the following text:

““Unrestricted Subsidiary” means:

(1)	each of the Oncor Subsidiaries;

(2)	any Subsidiary of EFIH other than EFIH Finance which at the time of determination is an Unrestricted Subsidiary (as designated or identified by EFIH); and

(3)	any Subsidiary of an Unrestricted Subsidiary.

EFIH may designate any Subsidiary of EFIH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than EFIH Finance to be an Unrestricted Subsidiary.”

ARTICLE FOUR

SECTION 4.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 4.

(a) Section 4.03 (Reports and Other Information) of the Indenture is amended by deleting the text of that section in its entirety and inserting in lieu thereof the following text:

“Notwithstanding that EFIH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFIH shall comply with the reporting obligations set forth under Section 314(a) of the Trust Indenture Act.”

(b) Section 4.05 (Taxes) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 4.06 (Stay, Extension and Usury Laws) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 4.07 (Limitation on Restricted Payments) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.10 (Asset Sales) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.11 (Transactions with Affiliates) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.12 (Liens) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.13 (Corporate Existence) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.14 (Offer to Repurchase upon Change of Control) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.15 (Limitation on Guarantees of Indebtedness by Restricted Subsidiaries) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 4.16 (Limitations on Business Activities of EFIH Finance) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(n) Section 4.18 (Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(o) Section 4.19 (After-Acquired Property) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(p) Section 4.20 (Impairment of Security Interest) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(q) Section 4.21 (Further Assurances) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FIVE

SECTION 5.01. ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 5. Section 5.01(Merger, Consolidation or Sale of All or Substantially All Assets) of the Indenture is amended by:

(a) deleting the text of clauses (3), (4), (5) and (7) (including the proviso and the following text that appear after clause (7): “provided, that for the purposes of this Section 5.01 only, a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” shall not be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of EFIH and its Subsidiaries. For the avoidance of doubt, EFIH may consummate a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” without complying with this Section 5.01, and the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of EFIH and its Subsidiaries under any other agreement to which EFIH is a party.”) of Section 5.01(a) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”;

(b) deleting the text of subsection (c) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(c) deleting the text of clauses (2) and (3) of Section 5.01(e) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE SIX

SECTION 6.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 6. Section 6.01 (Events of Default) of the Indenture is amended by:

(a) deleting the text of clauses (3), (4), (5), (8) and (9) of Section 6.01(a) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(b) deleting the words “or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary)” in each instance where they appear in clauses (6) and (7) of Section 6.01(a).

ARTICLE SEVEN

SECTION 7.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 8. Section 8.04 (Conditions to Legal or Covenant Defeasance) of the Indenture is amended by deleting clauses (2), (3), (4), (5), (6), (7) and (8) of such Section 8.04 in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE EIGHT

SECTION 8.01. ELIMINATION OF ARTICLE 10.

(a) Section 10.01 (Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 10.02 (Ranking of Parity Liens) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 10.03 (Relative Rights) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 10.04 (Security Documents) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 10.05 (Recording and Opinions) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 10.06 (Release of Collateral) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 10.07 (Authorization of Actions to Be Taken by the Trustee Under the Security Documents) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 10.08 (Authorization of Receipt of Funds by the Trustee under the Pledge Agreement) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 10.09 (Lien Sharing and Priority Confirmation) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 10.10 (Voting) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 10.11 (Limitation on Duty of Trustee in Respect of Collateral; Indemnification) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 10.12 (Asset Sale Cash Collateral Account) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 10.13 (Collateral Trustee a Third Party Beneficiary) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE NINE

SECTION 9.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE 11. Section 11.06 (Release of Guarantees) of the Indenture is amended by: deleting the text of Section 11.06(a)(3) in its entirety and inserting in lieu thereof the following text: “the designation or identification of any Restricted Subsidiary that is a Guarantor as an “Unrestricted Subsidiary.”

ARTICLE TEN

SECTION 10.01. ELIMINATION OF CERTAIN PROVISIONS IN THE NOTES. Paragraph 8 (Offers to Repurchase) of each Note is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE ELEVEN

SECTION 11.01. REFERENCES TO DELETED OR AMENDED PROVISIONS. Subject to Section 12.01 hereof, all references in the Indenture and any Note, as amended by Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine and Article Ten hereof, to any of the provisions deleted and eliminated or modified as provided herein, or to terms defined in such provisions, shall also be deemed deleted and eliminated or modified, as the case may be, in accordance with the terms of this Supplemental Indenture. Effective as of the date hereof, none of the Issuer, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such deleted Sections or subsections and such deleted Sections or subsections shall not be considered in determining whether an Event of Default has occurred or whether the Issuer has observed, performed or complied with the provisions of the Indenture or any Note.

SECTION 11.02. AMENDMENT TO DEFINITIONS. Subject to Section 12.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture and any Note with respect to which references would be eliminated as a result of amendments to the Indenture pursuant to Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine and Article Ten hereof.

ARTICLE TWELVE

SECTION 12.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE.

(a) This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Proposed Amendments set forth in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article Eleven will not become operative until immediately prior to the acceptance for exchange of Notes in accordance with the terms and conditions set forth in the Offering Memorandum.

SECTION 12.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.03. FULL Force AND EFFECT. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Issuer and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

SECTION 12.04. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 12.05. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 12.06. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented or amended by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 12.07. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

SECTION 12.08. SUCCESSORS. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 12.09. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer.

SECTION 12.10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 12.12. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature Page to EFIH 9.75% Notes Supplemental Indenture]